Exhibit 99.1

PRIMEDIA INC. DECLARES SPECIAL CASH DIVIDEND OF $2.15
PER SHARE

NEW YORK, August 21, 2007 --- PRIMEDIA Inc. (NYSE: PRM) today announced that its Board of Directors declared a special cash dividend of $2.15 per issued and outstanding share of common stock of PRIMEDIA, representing an aggregate cash dividend of approximately $96,000,000.  The dividend is payable on September 7, 2007 to holders of record of outstanding shares of common stock as of the close of business on September 4, 2007.

About PRIMEDIA
PRIMEDIA Inc. is the parent company of Consumer Source Inc., the #1 publisher and distributor of free consumer guides in the U.S. with Apartment Guide, Auto Guide, and New Home Guide, distributing free consumer publications through its proprietary distribution network, DistribuTech, in more than 60,000 locations. Consumer Source owns and operates leading websites including ApartmentGuide.com, AutoGuide.com, NewHomeGuide.com; and America’s largest online single unit rental property business, comprised of RentClicks.com, RentalHouses.com, HomeRentalAds.com, and Rentals.com.

Forward-Looking Statements
This release contains forward-looking statements as that term is used under the federal securities laws. These forward-looking statements are based on the current assumptions, expectations and projections of the Company’s management about future events. Although the assumptions, expectations and projections reflected in these forward-looking statements represent management’s best judgment at the time of this release, the Company can give no assurance that they will prove to be correct. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results of the Company to differ materially from those anticipated in these forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These forward-looking statements are subject to risks and uncertainties and, therefore, actual results may differ materially. The Company cautions you not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Eric Leeds (Investors):  212-745-1885
Josh Hochberg (Media):  212-446-1892